UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 13, 2025

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street

Stamford, Connecticut 06926

(Address of principal executive offices)

(203) 356-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, the stockholders of Pitney Bowes Inc. (the “Company”) approved the Amended Pitney Bowes Inc. 2024 Stock Plan (the “Amended 2024 Plan”). As further described below under Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders approved the Amended 2024 Plan at the Company’s Annual Meeting of Stockholders that was held on May 13, 2025 (the “Annual Meeting”).

The approval of the Amended 2024 Plan is described in more detail in the section titled “Proposal 4: Approval of the Amended Pitney Bowes Inc. 2024 Stock Plan” in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on March 27, 2025 (the “Proxy Statement”), and such description is incorporated herein by reference.

The foregoing description of the Amended 2024 Plan does not purport to be a complete description of all provisions of the Amended 2024 Plan and is qualified in its entirety by reference to the full text of the Amended 2024 Plan, which is set forth in Annex A to the Proxy Statement and incorporated into this Item 5.02 by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held the Annual Meeting on May 13, 2025.

(b)

Each of the matters submitted to the stockholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors

The nominees for election to the Board at the Annual Meeting received the number of votes reported below:

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Milena Alberti-Perez	105,618,592	6,540,619	672,085	30,006,338
Paul Evans	105,802,695	6,334,239	694,362	30,006,338
Todd Everett	104,970,377	7,165,971	694,948	30,006,338
Catherine Levene	103,652,496	8,498,484	680,316	30,006,338
Lance Rosenzweig	107,261,875	5,155,994	413,427	30,006,338
Julie Schoenfeld	104,988,526	7,163,541	679,229	30,006,338
Kurt Wolf	108,238,889	4,309,444	282,963	30,006,338

Accordingly, Ms. Alberti-Perez, Mr. Evans, Mr. Everett, Ms. Levene, Mr. Rosenzweig, Ms. Schoenfeld and Mr. Wolf were elected to serve as directors of the Company for a one-year term expiring at the 2026 Annual Meeting of Stockholders.

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2025

The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2025 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
140,805,486	1,816,016	216,132	—

Proposal 3 – Non-binding Advisory Vote to Approve Executive Compensation

The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
103,261,520	9,226,459	343,317	30,006,338

The Board and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

Proposal 4 – Approval of the Amended Pitney Bowes Inc. 2024 Stock Plan

The Amended Pitney Bowes Inc. 2024 Stock Plan was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
93,945,926	18,584,170	301,200	30,006,338

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 14, 2025

/s/ Lauren Freeman-Bosworth
Lauren Freeman-Bosworth
Executive Vice President, General Counsel and Corporate Secretary